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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ______________________________

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                         ______________________________


       Date of Report (Date of earliest event reported): December 21, 2005


                        PROVIDENT BANKSHARES CORPORATION
               (Exact name of registrant as specified in charter)


       MARYLAND                      0-16421               52-1518642
    (State or other                (Commission            (IRS Employer
    jurisdiction of                 File Number)          Identification No.)
    incorporation)

              114 EAST LEXINGTON STREET, BALTIMORE, MARYLAND 21202 (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (410) 277-7000

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
                ------------------------------------------

         On December 21, 2005, the Board of Directors of Provident Bankshares Corporation (the "Corporation") approved the accelerated vesting of 470,955 outstanding unvested stock options awarded under the 2004 Equity Compensation Plan and the accelerated vesting of 141,777 outstanding unvested stock options awarded under the 1998 Amended and Restated Stock Option Plan. As a result of the accelerated vesting, these stock options, which otherwise would have vested from time to time through February 2008 became immediately exercisable. The acceleration included options held by directors and executive officers as well as employees of the Corporation and its wholly owned subsidiary, Provident Bank. The acceleration will be effective on December 30, 2005.

         Of the 612,732 stock options for which vesting will be accelerated, all except 7,000 from the 2004 Equity Compensation Plan and 500 from the 1998 Amended and Restated Stock Option Plan are "in the money" options having exercise prices from $27.46 to $33.66 per share. The options not in the money issued under the 2004 Equity Compensation Plan have a strike price of $35.11 per share; the options not in the money issued under the 1998 Amended and Restated Stock Option Plan have a strike price of $36.06 per share. Based upon the December 27, 2005 closing price of the Corporation's common stock of $34.35 per share, the Corporation will recognize a pre-tax charge of $158,012 in the fourth quarter of 2005.

         The acceleration of vesting was undertaken in an attempt to eliminate compensation expense that the Corporation would otherwise be required to recognize with respect to these unvested stock options upon adopting Financial Accounting Standards Board Statement No. 123 (Revised 2004), "Share-Based Payment" ("SFAS 123R"). Adoption of SFAS 123R is required on or before January 1, 2006, and will require that compensation expense associated with stock options unvested at December 31, 2005 be recognized in the Corporation's consolidated statement of operations. It is anticipated that the accelerated vesting of these options will eliminate potential pre-tax compensation expense recognition in future periods of approximately $2.7 million, of which $937 thousand would have been incurred during the year ending December 31, 2006.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               PROVIDENT BANKSHARES CORPORATION


                                               /s/ Robert L. Davis
                                               ---------------------------------
                                               Robert L. Davis
                                               General Counsel

Date: December 28, 2005